Exhibit 99.1

Streamex Corp. (NASDAQ: STEX) Announces Appointment of Kevin Gopaul, Global Financial Executive and ETF Pioneer to Its Board of Directors

LOS ANGELES, Nov. 18, 2025 (GLOBE NEWSWIRE) — Streamex Corp. (“Streamex” or the “Company”) (NASDAQ: STEX), a leader in institutional-grade tokenization and digital asset infrastructure, today announced the appointment of Kevin Gopaul, global financial executive and pioneering leader in the exchange-traded fund (ETF) industry, to its Board of Directors, effective immediately.

Kevin brings more than 25 years of global asset management and capital markets experience, including senior leadership roles as Global Head of ETFs, Chief Investment Officer, and Canadian CEO at BMO Global Asset Management, where he helped architect and scale the firm’s $100 billion ETF franchise. He currently serves as Chief Investment Officer and President of REX Financial Canada, where he leads institutional product strategy and cross-border expansion.

As a Board Director at Streamex, Mr. Gopaul will leverage his deep expertise in ETF product innovation, institutional distribution, and global strategy to drive the continued growth of GLDY, Streamex’s flagship institutional real-world-asset (RWA) offering and accelerate the company’s broader international expansion initiatives.

A Visionary Financial Leader with Global Perspective

“Kevin’s addition to our Board represents a significant milestone for Streamex,” said Henry McPhie, Co-Founder and CEO of Streamex “His leadership in building one of the most successful ETF businesses in North America, combined with his global institutional experience, makes him an exceptional fit for our Board. Kevin’s insights will be instrumental as we continue scaling globally and redefining how institutions access tokenized real-world assets.”

Commenting on his appointment, Kevin Gopaul said:

“I’m thrilled to join the Streamex Board at such an important moment in the evolution of institutional digital assets. Streamex’s commitment to building regulated, real-world-asset-backed products aligns perfectly with the future of global finance. I look forward to supporting the company’s growth and innovation as traditional and digital markets continue to converge.”

About Kevin Gopaul

Prior to joining REX Financial Canada, Gopaul spent nearly 15 years at BMO Global Asset Management, where he held several senior leadership positions, including:

●	Global Head of ETFs

●	Canadian CEO

●	Chief Investment Officer

●	Global Head of Quantitative Investments

Earlier in his career, he held progressively senior roles at Barclays Global Investors, Sun Life Financial, and Scotia Capital, contributing to advancements in research, trading, portfolio management, and product development.

About Streamex Corp.

Streamex Corp. (NASDAQ: STEX) is a vertically integrated technology and infrastructure company focused on the tokenization and digitalization of real-world assets. Streamex provides institutional-grade solutions that bring traditional commodities and assets on-chain through secure, regulated, and yield-bearing financial instruments. The company is committed to delivering transparent, scalable, and compliant digital asset solutions that bridge the gap between traditional finance and blockchain-enabled markets.

For more information, visit www.streamex.com or follow the company on X (Twitter) at @streamex.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Streamex’s business strategy, future growth, and leadership impact. These statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond Streamex’s control, and actual results may differ materially. Factors that could cause such differences include, among others, market conditions, regulatory developments, and macroeconomic factors affecting digital asset markets. Streamex undertakes no obligation to update or revise any forward-looking statements except as required by applicable law.

Contacts

Streamex Press & Investor Relations

Adele Carey – Alliance Advisors Investor Relations

IR@streamex.com | acarey@allianceadvisors.com

Henry McPhie

Chief Executive Officer, Streamex Corp.

contact@streamex.com | www.streamex.com | X.com/streamex